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Ocean Power Corporation                                                                  Purchase Order N1016
5000 Robert J. Mathews Pkwy
El Dorado Hills, CA 95762
(916).933-8100 o Fax (916).933-8177
============================================================================PURSHASE ORDER===================
VENDOR                                             SHIP TO
Name      Ecological Engineering & Monitoring Inc. Name      Ocean Power Corporation
          --------------------------------------             ------------------------------------------------
Address   9320 Startgaze Ave                       Address   5000 Robert J. Mathews Pkwy
          --------------------------------------             ------------------------------------------------
City      San Diego     ST CA   ZIP 92129          City      El Dorado Hills    St CA      ZIP 95762
          -------------    ----     ------------             ----------------      -----       --------------
Country   USA                                      Phone     916-933-8100
          --------------------------------------             ------------------------------------------------
Phone     858-538-8912
=============================================================================================================

-------------------------------------------------------------------------------------------------------------
   Qty     Units  Description                                                   Unit Price         TOTAL
-------------------------------------------------------------------------------------------------------------

    2       EA    Real Time Gas Analyzers                                        $6,500.00       $13,000.00

                  Terms:

                  $4,000 with Order
                  $4,000 on Delivery
                  $Balance upon Acceptance (within 30 days)


-------------------------------------------------------------------------------------------------------------
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                                                SubTotal  $13,000.00
                                                          ----------
                                     Shipping & Handling
    PAYMENT DETAILS                                       ----------
    ---------------                          Taxes State
    [ ]  Wire Transfer                                    ----------
    [x]  Check                               TOTAL       $13,000.00
    [ ]  Account No.                                     -----------
    [ ]  Credit Card

    Name
         ---------------------
    CC #
         ---------------------
Exp Date
         ---------------------
                                     Accepted by (see notes):


                                     -------------------------------
                                     Olga Johnson, Sec./Treas.

================================================================================
         APPROVAL
         /s/ Joseph P. Maceda               Date            1/16/01
         /s/ J. Michael Hopper                              ------------------
                                            Order No
                                                            ------------------
                                            Sales Rep
                                                            ------------------
                                            Ship Via
                                                            ------------------

         NOTES/REMARKS
         Acceptance of this commits EEM to negotiate an exclusive worldwide license for their technologies for use with seawater desalination.